UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to Section 240.14a- 12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

 MORGAN STANLEY TOTAL MARKET INDEX FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MORGAN STANLEY TOTAL MARKET INDEX FUND

c/o Morgan Stanley Investment Advisors Inc.
522 Fifth Avenue, New York, New York 10036
Toll Free (800) 869-NEWS

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
JULY 16, 2008

Notice is hereby given that a Special Meeting of Shareholders of MORGAN STANLEY TOTAL MARKET INDEX FUND (the “Fund”) will be held at 522 Fifth Avenue, 3rd Floor, New York, New York 10036 in Conference Room 3G, on Wednesday, July 16, 2008 (the “Meeting”) at 9:15 a.m., Eastern Time, for the following purposes:

1.  To approve or disapprove a Plan of Liquidation and Dissolution pursuant to which the Fund’s assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to shareholders (the “Plan”); and

2.  To consider and act upon any other matters which may properly come before the Meeting or any adjournments thereof.

Shareholders of record of the Fund at the close of business on April 28, 2008 are entitled to notice of, and to vote at, the Meeting. If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy promptly in the envelope provided for that purpose. You may also vote by telephone or via the Internet in the manner indicated in the enclosed proxy.

In the event that the necessary quorum to transact business or the vote required to approve or reject any proposal is not obtained at the Meeting with respect to the Fund, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund’s shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies they are entitled to vote in favor of the Plan and will vote against any such adjournment those proxies to be voted against the Plan.

By order of the Board of Trustees,

MARY E. MULLIN
Secretary

May 14, 2008

IMPORTANT

You can help avoid the necessity and expense of sending follow-up letters to ensure a quorum by promptly returning the enclosed proxy or by voting by telephone or via the Internet in the manner indicated in the enclosed proxy. If you are unable to be present in person, please fill in, sign and return the enclosed proxy, or vote by telephone or via Internet in the manner indicated in the enclosed proxy, in order that the necessary quorum may be represented at the meeting. The enclosed envelope requires no postage if mailed in the United States.

The Board of Trustees of the Fund recommends that you cast your vote for approval of the Plan of Liquidation and Dissolution pursuant to which the Fund’s assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to shareholders.

Your vote is important.

MORGAN STANLEY TOTAL MARKET INDEX FUND
c/o Morgan Stanley Investment Advisors Inc.
522 Fifth Avenue, New York, NY 10036
Toll Free (800) 869-NEWS

PROXY STATEMENT
Special Meeting of Shareholders
July 16, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Trustees”) of Morgan Stanley Total Market Index Fund (the “Fund”) for use at the Special Meeting of Shareholders of the Fund to be held on July 16, 2008, and at any adjournments thereof (the “Meeting”) for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders (the “Notice of Special Meeting”). The first mailing of this Proxy Statement is expected to be made on or about May 21, 2008.

If the enclosed form of proxy is properly executed and returned in time to be voted at the Meeting, the proxies named therein will vote the shares represented by the proxy in accordance with the instructions marked thereon. Unmarked proxies submitted by shareholders of the Fund will be voted in favor of the Plan. A proxy may be revoked at any time prior to its exercise by any of the following: written notice of revocation to the Secretary of the Fund, execution and delivery of a later dated proxy to the Secretary of the Fund (whether by mail or, as discussed below, by touchtone telephone or the Internet) (if returned and received in time to be voted), or attendance and voting at the Meeting. Attendance at the Meeting will not in and of itself revoke a proxy.

The holders of shares (“Shareholders”) of the Fund as of the close of business on April 28, 2008, the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting (the “Record Date”), are entitled to one vote for each share held and a fractional vote for a fractional share. As of April 28, 2008, the Record Date, the Fund had 11,535,343 shares outstanding.

The table below sets forth the owners, beneficially or of record, of 5% or more of the shares of the Fund on the Record Date. The percentage ownership of shares of the Fund changes from time to time depending on purchases and redemptions by Shareholders and the total number of shares outstanding.

Shareholder	Number of Shares	Percentage of Outstanding Shares of each Class
Class A
Morgan Stanley & Co. Harborside Financial Center Plaza II, 3rd Floor Jersey City, New Jersey 07311	4,307,075	86.60%
Class B
Morgan Stanley & Co. Harborside Financial Center Plaza II, 3rd Floor Jersey City, New Jersey 07311	3,312,706	86.78%
Class C
Morgan Stanley & Co. Harborside Financial Center Plaza II, 3rd Floor Jersey City, New Jersey 07311	1,313,308	67.93%
Citigroup Global Markets Inc. Attn: Mutual Funds Department Reconciliation & Accounts Control 333 West 34th Street, 7th Floor New York, New York 10001	433,361	22.42%
Class I
Morgan Stanley & Co. Harborside Financial Center Plaza II, 3rd Floor Jersey City, New Jersey 07311	810,929	100%

Proxies

The cost of soliciting proxies for the Meeting, consisting principally of printing and mailing expenses, will be borne by Morgan Stanley Investment Advisors Inc., the Fund’s investment adviser (the “Investment Adviser”). The solicitation of proxies will be by mail, telephone or otherwise through Trustees, officers of the Fund, or officers and regular employees of the Investment Adviser, Morgan Stanley Trust (the “Transfer Agent”) and/or Morgan Stanley Services Company Inc. (the “Administrator”), without special compensation therefor. In addition, the Fund may employ Computershare Fund Services, Inc. (“Computershare”) to make telephone calls to Shareholders to remind them to vote. The Fund may also employ Computershare as proxy solicitor if it appears that the required number of votes to achieve a quorum will not be received.

Shareholders will be able to vote their shares by touchtone telephone or by Internet by following the instructions on the proxy card or on the Voting Information Card accompanying this Proxy Statement. To vote by touchtone telephone or by Internet, Shareholders can access the website or call the toll-free number listed on the proxy card or noted in the enclosed voting instructions. To vote by touchtone telephone or by Internet, Shareholders will need the number that appears on the proxy card in the shaded box.

In certain instances, the Transfer Agent and/or Computershare, if retained, may call Shareholders to ask if they would be willing to have their votes recorded by telephone. The telephone voting procedure is designed to authenticate Shareholders’ identities, to allow Shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been recorded properly. No recommendation will be made as to how a Shareholder should vote on any proposal other than to refer to the recommendations of the Board. The Fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. Shareholders voting by telephone in this manner will be asked for their social security number or other identifying information and will be given an opportunity to authorize proxies to vote their shares in accordance with their instructions. To ensure that the Shareholders’ instructions have been recorded correctly they will receive a confirmation of their instructions in the mail. A special toll-free number set forth in the confirmation will be available in case the information contained in the confirmation is incorrect. Although a Shareholder’s vote may be taken by telephone, each Shareholder will receive a copy of this Proxy Statement and may vote by mail using the enclosed proxy card or by touchtone telephone or the Internet as indicated in the enclosed proxy. The last proxy vote received in time to be voted, whether by proxy card, touchtone telephone or Internet, will be the last vote that is counted and will revoke all previous votes by the Shareholder. In the event that Computershare is retained as proxy solicitor, Computershare will be paid a project management fee as well as telephone solicitation expenses incurred for reminder calls, outbound telephone voting, confirmation of telephone votes, inbound telephone contact, obtaining Shareholders’ telephone numbers, and providing additional materials upon Shareholder request, at an estimated cost of $2,000, which will be borne by the Investment Adviser.

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PROPOSAL 1

Approval or disapproval of a Plan of Liquidation and Dissolution pursuant to which the Fund’s assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to shareholders.

Background

The Fund commenced operations on September 28, 1999 and since that date through March 31, 2008, the Fund’s net assets have grown to only $133,968,109. The anticipated growth of the Fund’s assets through increased sales of shares has not been achieved.

The Investment Adviser believes it is unlikely that the Fund will experience material growth in assets in the foreseeable future. Because of the inefficiencies, higher costs and disadvantageous economies of scale attendant with the Fund’s small asset base, the Investment Adviser has concluded that it would be in the best interests of the Fund and its Shareholders to liquidate the Fund and has recommended that this course of action be considered by the Trustees.

At a meeting held on April 24-25, 2008, the Trustees considered whether it would be appropriate and in the best interests of the Fund and its Shareholders to liquidate the Fund and, after careful consideration of the matter, the Trustees approved the liquidation and termination of the Fund pursuant to the terms of a Plan of Liquidation and Dissolution (the “Plan”), a copy of which is attached as Exhibit A. The Trustees also directed that the Plan be submitted to the Fund’s Shareholders for approval. In evaluating the Plan, the Trustees considered a number of factors, including the amount of the Fund’s total assets, the Fund’s expense ratio and the likelihood that additional sales of the Fund’s shares could increase the assets to a more viable level. The Trustees also considered the likelihood of finding a suitable candidate for a merger with the Fund. Based on consideration of the foregoing and all other factors deemed relevant by it, the Trustees determined that approval of the Plan was in the best interests of the Fund and its Shareholders.

If Shareholders of the Fund fail to approve the Plan, the Fund will not be liquidated and will continue to operate and be managed in accordance with the investment objective and policies of the Fund as currently in effect. However, in such case, the Trustees would determine what alternative action, if any, should be taken.

Effective April 28, 2008, the Fund ceased offering its shares to new investors.

Description of the Plan

The Plan will become effective on the date of its approval by Shareholders (the “Effective Date”). Following Shareholder approval, the Fund will, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash and will not engage in any business activity except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing assets to Shareholders after the payment to (or reservation of assets for payment to) all creditors of the Fund; provided that the Fund shall, prior to the making of the final liquidating distribution, continue to honor requests for the redemption of shares and may, as determined to be appropriate by the Board, permit certain investors to purchase additional shares of the Fund, make payment of dividends and other distributions to Shareholders and permit the reinvestment thereof in additional shares. After the distribution of assets to Shareholders, the Fund will be terminated in accordance with the Plan and Massachusetts law. The Plan provides that the Trustees may authorize such variations from, or amendments to, the provisions of the Plan as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of the existence of the Fund in accordance with the purposes intended to be accomplished by the Plan.

As soon as practicable after the Effective Date, and in any event within 60 days thereafter, the Fund will mail to each Shareholder of record who has not redeemed its shares a liquidating distribution equal to the Shareholder’s proportionate interest in the remaining assets of the Fund and information concerning the sources of the liquidating distribution. If the liquidation is approved, Shareholders of the Fund holding their shares in certificate form will be asked to surrender such certificates. Liquidation proceeds will not be paid to such Shareholders until they have surrendered their share certificates.

Except as may be otherwise agreed to between the Fund and the Investment Adviser, all expenses incurred by or allocable to the Fund in carrying out the Plan and dissolving the Fund shall be borne by the Investment Adviser.

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If a Shareholder of the Fund’s shares would be subject to a contingent deferred sales charge (a “CDSC”) or a redemption fee upon the sale of such shares, the Fund will waive any such CDSC or redemption fee in connection with the liquidation of the Fund pursuant to the Plan. The adoption of the Plan will not affect the right of Shareholders to redeem shares of the Fund before the Fund’s liquidation at its then current net asset value per share; however, any applicable CDSC or redemption fee would not be waived in such a case.

All officers of the Fund, as well as all entities serving the Fund, will continue in their present positions and capacities until such time as the Fund is liquidated and terminated.

The Plan provides for the termination of the Fund under the laws of The Commonwealth of Massachusetts. The Fund intends to file an appropriate notice of termination with the Office of the Secretary of State of Massachusetts. Such notice will state that the Board of Trustees approved the termination of the Fund pursuant to the Plan and will specify the exact date of termination. Massachusetts law does not provide rights of appraisal or similar rights of dissent to Shareholders with respect to the proposed liquidation and termination. The Fund will also file a Form N-8F with the United States Securities and Exchange Commission to deregister as an investment company.

General Income Tax Consequences

The following is only a general summary of the U.S. federal income tax consequences of the Plan and is limited in scope. This summary is based on the federal tax laws and regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. While this summary discusses the effect of certain federal income tax provisions on the Fund resulting from its liquidation and termination, the Fund has not sought a ruling from the Internal Revenue Service (the “IRS”) with respect to the liquidation and termination of the Fund. The statements below are, therefore, not binding upon the IRS, and there can be no assurance that the IRS will concur with this summary or that the tax consequences to any Shareholder upon receipt of a liquidating distribution will be as set forth below.

While this summary addresses some of the U.S. federal income tax consequences of the Plan, neither state nor local tax consequences of the Plan are discussed. Implementing the Plan may impose unanticipated tax consequences on Shareholders and affect Shareholders differently, depending on their particular tax situations independent of the Plan. Shareholders should consult with their own tax advisers regarding the application of current U.S. federal income tax laws to their particular situation and with respect to state, local and other tax consequences of the Plan.

Prior to or on the last day of the Fund’s final taxable year, the Trustees may authorize a capital gain dividend that would be distributed in addition to the final liquidation distribution. Within 60 days after the close of the Fund’s final taxable year, the Fund will notify Shareholders as to the amount of any capital gain dividend, as well as the final liquidation distribution.

The Fund expects to retain its qualification as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”), during the liquidation period and, therefore, expects to not be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned that it timely distributes to Shareholders. In the unlikely event that the Fund should lose its status as a RIC during the liquidation process, the Fund would be subject to taxes which would reduce any or all of the types of liquidating distributions.

The Fund anticipates that it will generally report the amount received upon liquidation (i.e., the final liquidation distribution) for federal income tax purposes as full payment in exchange for the Shareholder’s shares. Assuming the final liquidation distribution constitutes such a payment for federal income tax purposes, it will be treated as a taxable sale and will have the following consequences: A Shareholder who is a U.S. citizen or resident or otherwise subject to U.S. income taxes will be taxed only to the extent the amount of the balance of the distribution exceeds his or her adjusted tax basis in such shares; if the amount received is less than his or her adjusted tax basis, the Shareholder will realize a loss. The Shareholder’s gain or loss will generally be a capital gain or capital loss if such shares are held as capital assets. If such shares, which are held as capital assets, are held for more than one year, then any gain or loss will generally constitute a long-term capital gain or long-term capital loss, as the case may be. If the Shareholder held the shares for not more than

4

one year, any gain or loss will be a short-term capital gain or loss and will be taxed at ordinary income tax rates. The ability to deduct capital losses may be limited.

Corporate Shareholders should note that there is no preferential federal income tax rate applicable to capital gains for corporations under the Code. Accordingly, all income recognized by a corporate Shareholder pursuant to the liquidation of the Fund, regardless of its character as capital gains or ordinary income, will be subject to tax at the same federal income tax rate.

Under certain provisions of the Code, some Shareholders may be subject to a backup withholding tax (“backup withholding”) on the liquidation distribution (including any capital gain dividend or the distribution treated as payment for shares, as described above). Generally, Shareholders subject to backup withholding will be those for whom no taxpayer identification number is on file with the Fund, those who, to the Fund’s knowledge, have furnished an incorrect number, and those with respect to whom the Fund has been notified by the IRS as having under-reported their federal tax liability. An individual’s taxpayer identification number is his or her social security number. Certain Shareholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer’s federal income tax liability.

The Trustees of the Fund recommend that the Shareholders of the Fund approve the Plan of Liquidation and Dissolution to terminate the Fund.

REQUIRED VOTE

Approval of the Plan is to be determined by the vote of a majority of the outstanding shares of the Fund as defined under the Investment Company Act of 1940, as amended, which means an affirmative vote of the lesser of (1) a majority of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund represented at the Meeting if more than 50% of the outstanding shares of the Fund are present or represented by proxy. For this purpose, abstentions and broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular proposal with respect to which the brokers or nominees do not have discretionary power) will be counted in determining whether a quorum is present at the Meeting, but will not be counted as votes cast at the Meeting.

SHAREHOLDER PROPOSALS

The Fund does not hold regular Shareholders’ meetings. Proposals of Shareholders of the Fund intended to be presented at the next meeting of Shareholders must be received a reasonable time prior to the mailing of the proxy materials sent in connection with the meeting, for inclusion in the proxy statement for that meeting.

REPORTS TO SHAREHOLDERS

The Fund’s Annual Report for its most recent fiscal year has been sent previously to Shareholders and is available without charge upon request by calling (800) 869-NEWS.

OTHER BUSINESS

The management of the Fund knows of no other matters which may be presented at the Meeting. However, if any matters not now known properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote all shares that they are entitled to vote on any such matter, utilizing such proxy in accordance with their best judgment on such matters.

By order of the Board of Trustees,
MARY E. MULLIN
Secretary

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EXHIBIT A

PLAN OF LIQUIDATION AND DISSOLUTION

The following Plan of Liquidation and Dissolution (the “Plan”) of Morgan Stanley Total Market Index Fund (the “Fund”), a trust organized and existing under the laws of The Commonwealth of Massachusetts, which has operated as an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the provisions of the Fund’s Declaration of Trust dated April 19, 1994, as amended (the “Declaration”), and under Massachusetts law.

WHEREAS, the Fund’s Board of Trustees (the “Board”) has deemed that it is advisable and in the best interests of the Fund and its Shareholders to liquidate and to dissolve the Fund, and the Board, on April 24-25, 2008, considered the matter and determined to recommend the termination of the Fund pursuant to this Plan;

NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

1.

Effective Date of Plan. This Plan shall be and become effective only upon the adoption and approval of the Plan at a meeting of Shareholders of the Fund called for the purpose of voting upon the Plan. The date of such adoption and approval of the Plan by Shareholders is hereinafter referred to as the “Effective Date.”

2.

Dissolution. As promptly as practicable after the Effective Date, consistent with the provisions of this Plan, the Fund shall be liquidated and dissolved pursuant to applicable provisions of Massachusetts law.

3.

Cessation of Business. After the Effective Date, the Fund shall not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing its assets to Shareholders in accordance with the provisions of this Plan after the payment to (or reservation of assets for payment to) all creditors of the Fund; provided that the Fund shall, prior to the making of the final liquidating distribution, continue to honor requests for the redemption of shares and may, as determined to be appropriate by the Board, permit certain investors to purchase additional shares of the Fund as provided in the prospectus supplement relating to the liquidation of the Fund, make payment of dividends and other distributions to Shareholders and permit the reinvestment thereof in additional shares, as applicable.

4.	Liquidation of Assets. The Fund shall cause the liquidation of its assets to cash form as is practicable consistent with the terms of the Plan.

5.

Payment of Debts. As soon as practicable after the Effective Date, the Fund shall determine and pay (or reserve sufficient amounts to pay) the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided in Section 6 below.

6.

Liquidating Distribution. As soon as practicable after the Effective Date, the Fund will mail the following to each Shareholder of record who has not redeemed its shares: (i) a liquidating distribution equal to the Shareholder’s proportionate interest in the remaining assets of the Fund (after the payments and creation of the reserves contemplated by Section 5 above), and (ii) information concerning the sources of the liquidating distribution.

7.

Expenses of Liquidation and Dissolution. Except as may be otherwise agreed to between the Fund and its investment adviser, Morgan Stanley Investment Advisors Inc., all expenses incurred by or allocable to the Fund in carrying out this Plan and dissolving the Fund shall be borne by Morgan Stanley Investment Advisors Inc.

8.

Power of the Board of Trustees. The Board and, subject to the general direction of the Board, the officers of the Fund, shall have authority to do or authorize any and all acts and things as provided for in this Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of this Plan, including without limitation, the execution and of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement this Plan or which may be required by the provisions of the

A-1

Investment Company Act, the Securities Act of 1933, as amended, and applicable Massachusetts law.

The death, resignation or other disability of any Trustee or any officer of the Fund shall not impair the authority of the surviving or remaining Trustees or officers to exercise any of the powers provided for in this Plan.

9.

Amendment of the Plan. The Board shall have the authority to authorize such variations from or amendments to the provisions of this Plan (other than the terms of the liquidating distribution) as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of assets to Shareholders in accordance with the purposes intended to be accomplished by this Plan.

10.

Satisfaction of Federal Income and Excise Tax Distribution Requirements. At or immediately prior to the liquidation date, the Fund shall, if necessary, have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Shareholders of the Fund all of the Fund’s investment company taxable income for taxable years ending at or prior to the liquidation date (computed without regard to any deduction for dividends paid) and all of its net capital gain, if any, realized in taxable years ending at or prior to the liquidation date (after reduction for any capital loss carry-forward) and any additional amounts necessary to avoid any excise tax for such periods.

11.	Governing Law. This Plan shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

A-2

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and have it at hand.

2. Call toll-free 1-866-241-6192 or go to website: www.proxy-direct.com

3. Enter the 14-digit number located in the shaded box from your Proxy Card.

4. Follow the recorded or on-screen directions.

5. Do not mail your Proxy Card when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY	MORGAN STANLEY TOTAL MARKET INDEX FUND	PROXY
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 16, 2008

This proxy is solicited on behalf of the Board of Trustees.

The undersigned hereby constitutes and appoints Ronald E. Robison and Stefanie V. Chang Yu, and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, and hereby authorizes said proxies, and each of them, to represent and vote, as designated on the reverse side, all shares of MORGAN STANLEY TOTAL MARKET INDEX FUND (the “Fund”) held of record by the undersigned on April 28, 2008 at the Special Meeting of Shareholders to be held on at 522 Fifth Avenue, 3rd Floor, New York, New York 10036 in Conference Room 3G, on Wednesday, July 16, 2008 at 9:15 a.m., Eastern Time, and at any adjournment thereof. The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned.

This Proxy Card, when properly executed will be voted in the manner directed herein by the undersigned Shareholder, and, in the discretion of such proxies, upon any and all other matters as may properly come before the Meeting or any adjournment thereof. If no direction is made, this Proxy Card will be voted for Proposal 1.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1 - 8 6 6 - 2 4 1 - 6 1 9 2

Note: Please sign exactly as your name appears on this proxy card. All owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor please sign full title as such. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partner, sign in the partnership name.

Signature

Signature (if held jointly)

Date	MTM_18933_050608

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR
PROXY TODAY

Please detach at perforation before mailing.

The Board of Trustees of the Fund recommends that you cast your vote for approval of the Plan of Liquidation and Dissolution pursuant to which the Fund’s assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to shareholders.

TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD.

YOU ALSO MAY VOTE A PROXY BY TOUCH-TONE PHONE OR INTERNET (See enclosed Voting Information Card for further instructions).

PLEASE MARK VOTES AS IN THIS EXAMPLE:  ¢

		FOR	AGAINST	ABSTAIN
1.	Approval of a Plan of Liquidation and Dissolution pursuant to which the Fund’s assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to shareholders; and	☐	☐	☐

2.	To consider and act upon any other matters which may properly come before the Meeting or any adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

MTM_18933_050608